UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2013

UFP Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12648	04-2314970
(Commission File Number)	(IRS Employer Identification No.)

172 East Main Street, Georgetown, MA	01833-2107
(Address of Principal Executive Offices)	(Zip Code)

(978) 352-2200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

The information set forth in Item 5.02 below with respect to the amendment to Mr. Bailly’s employment agreement is incorporated herein in its entirety by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement

On February 18, 2013, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company approved an amendment to the employment agreement, dated October 8, 2007 and as amended on March 2, 2011, of R. Jeffrey Bailly, the Company’s President, Chief Executive Officer and Chairman. The Company and Mr. Bailly executed the amendment on February 18, 2013. Pursuant to the terms of the amendment, effective January 1, 2013 (i) Mr. Bailly’s right to a tax gross-up payment in respect of the annual stock award contemplated by his employment agreement has been eliminated, (ii) Mr. Bailly’s annual base salary will increase from not less than $350,000 to not less than $450,000, and (iii) Mr. Bailly’s annual stock award will increase from $300,000 worth of shares of the Company’s common stock to $400,000 worth of shares of the Company’s common stock.

The above description of the amendment to Mr. Bailly’s employment agreement is qualified in its entirety by reference to the text of the amendment, a copy of which is attached hereto as Exhibit 10.62 and is incorporated herein in its entirety by this reference.

Stock Unit Awards

On February 18, 2013, the Compensation Committee approved, under and pursuant to the Company’s 2003 Incentive Plan, the grant of stock unit awards to the Company’s named executive officers as indicated below.  Subject to the terms of the Company’s 2003 Incentive Plan and the stock unit award agreement evidencing each such award, with Mr. Bailly receiving a separate form of stock unit award agreement than the other named executive officers, each stock unit award provides the recipient with the right to receive one share of common stock of the Company.  Recipients of the stock unit awards will have no rights as stockholders of the Company in respect thereof, including, without limitation, the right to vote or to receive dividends, until and to the extent any applicable performance objectives have been satisfied, such stock unit awards have vested, and the issuance of the shares of common stock in respect of the stock unit awards has been appropriately evidenced.

Name and Title of Recipient of Stock Unit Awards	Number of Stock Unit Awards Upon Attainment of “Threshold” Adjusted Operating Income “A”	Number of Stock Unit Awards Upon Attainment of “Target” Adjusted Operating Income “B”	Number of Stock Unit Awards Upon Attainment of “Exceptional” Adjusted Operating Income “C”
R. Jeffrey Bailly, President, Chief Executive Officer and Chairman	5,842	5,842	5,842

Ronald J. Lataille, Vice President, Treasurer and Chief Financial Officer	1,252	1,252	1,252

Richard LeSavoy, Vice President of Manufacturing	1,252	1,252	1,252

Mitchell C. Rock, Vice President of Sales and Marketing	1,252	1,252	1,252

Daniel J. Shaw, Jr., Vice President of Engineering	1,001	1,001	1,001

The stock unit awards listed in columns “A,” “B” and “C” above are subject to (i) time-based and continuous employment vesting requirements and (ii) the Company meeting certain financial performance objectives, described below (the “Performance Objectives”).  The Compensation Committee shall determine whether and to what extent any of the Performance Objectives have been achieved by the Company.  Such determination is currently expected to take place in February 2014.  Assuming achievement of any of the Performance Objectives, one-third of the applicable awards shall vest on March 1, 2015, one-third of the applicable awards shall vest on March 1, 2016 and one-third of the applicable awards shall vest on March 1, 2017, provided that the recipient remains continuously employed by the Company through each such vesting date.

The Performance Objectives are based on the Company’s adjusted operating income for the Company’s fiscal year ended December 31, 2013, relative to specified adjusted operating income amounts established by the Compensation Committee.  If the Company achieves the “threshold” adjusted operating income established by the Compensation Committee, then all of the stock unit awards listed in column “A” above will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above.  To the extent the Company achieves in excess of one hundred and eleven percent (111%) of  the “threshold” adjusted operating income, stock unit awards listed in column “B” above (in addition to the stock unit awards listed in column “A” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above, based on a straight-line interpolation of one hundred and eleven percent (111%) of  the “threshold” adjusted operating income rounded up or down to the nearest whole share, up to the maximum amount listed in column “B” above, which represents “target” adjusted operating income, as established by the Compensation Committee.  To the extent the Company achieves in excess of the “target” adjusted operating income, stock unit awards listed in column “C” above (in addition to the stock unit awards listed in columns “A” and “B” above) will be eligible to become vested, subject to the time-based vesting and continuous employment requirements described above, based on a straight-line interpolation of the “target” adjusted operating income rounded up or down to the nearest whole share, up to the maximum amount listed in column “C” above, which represents “exceptional” adjusted operating income, as established by the Compensation Committee.  For purposes of determining whether or not any of the Performance Objectives are met, the Compensation Committee will measure operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2013.

Any unvested stock unit awards shall terminate upon the cessation of a recipient’s employment with the Company.  Notwithstanding the foregoing and only in respect of the award to Mr. Bailly, subject to the terms of Mr. Bailly’s employment agreement dated October 8, 2007, as amended, and the stock unit award agreement evidencing Mr. Bailly’s award, in the event that Mr. Bailly’s employment ceases without “cause” or for “good reason” (as such terms are defined in his employment agreement), Mr. Bailly shall be entitled to receive shares that would have otherwise been issued to Mr. Bailly notwithstanding such cessation of employment.

In the event of a change in control of the Company (as defined in the stock unit award agreement evidencing the award) at any time following the completion of the Company’s 2013 fiscal year and in respect of the award to each named executive officer, provided that the recipient has been continuously employed by the Company through the date immediately prior to the effective date of such change in control, then subject to achievement of any of the Performance Objectives, the applicable stock unit awards listed in each of columns “A,” “B” and “C” above, to the extent not already vested, shall become fully vested immediately prior to the effective date of such change in control. The above description of the stock unit awards is qualified in its entirety by reference to the text of the CEO stock unit award agreement or the stock unit award agreement evidencing such awards, as applicable, copies of the forms of which are attached as Exhibit 10.63 and Exhibit 10.64, respectively, and are incorporated herein in their entirety by this reference.

Chief Executive Officer’s Corporate Financial Performance Bonus

Also at its February 18, 2013 meeting, the Compensation Committee approved a cash bonus award to Mr. Bailly. This award was made under and pursuant to the 2003 Incentive Plan. The amount of the cash bonus award is based on the Company’s achievement of a specified adjusted operating income target for 2013 established by the Compensation Committee. The target amount of the cash bonus award is $225,000. The actual amount of the cash bonus award, if any, will be subject to increase or decrease relative to the difference between the 2013 adjusted operating income target established by the Compensation Committee and the Company’s actual 2013 adjusted operating income, according to a formula established by the Compensation Committee. The maximum amount that may be awarded is $500,000. If the Company’s actual 2013 adjusted operating income is less than eighty percent (80%) of the 2013 adjusted operating income target established by the Compensation Committee, the cash bonus award will be zero. For purposes of determining whether or not the specified adjusted operating income target for 2013 established by the Compensation Committee is met, the Compensation Committee will measure operating income as adjusted to disregard (i) non-recurring restructuring charges related to plant closings and consolidations and (ii) the impact of acquired or disposed of operations during the fiscal year ended December 31, 2013.

Chief Executive Officer’s Individual Performance Bonus

Also at its February 18, 2013 meeting, the Compensation Committee approved the terms of a discretionary cash bonus plan for Mr. Bailly. Under the cash bonus plan, Mr. Bailly shall be entitled to receive an amount of up to $155,000 in cash, based on his achievement during 2013 of individual performance criteria established by the Compensation Committee. The Compensation Committee retained sole discretion over all matters relating to the potential cash bonus, including, without limitation, the decision to pay any bonus, the amount of the bonus, if any, up to the $155,000 maximum amount, and the ability to make changes to any performance measures or targets.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.62	Amendment No. 2 to Employment Agreement with R. Jeffrey Bailly.
10.63	Form of 2013 CEO Stock Unit Award Agreement.
10.64	Form of 2013 Stock Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2013	UFP TECHNOLOGIES, INC.

	By:	/s/ Ronald J. Lataille
Ronald J. Lataille, Chief Financial Officer and Vice President

EXHIBIT INDEX

Exhibit Number	Description
10.62	Amendment No. 2 to Employment Agreement with R. Jeffrey Bailly.
10.63	Form of 2013 CEO Stock Unit Award Agreement.
10.64	Form of 2013 Stock Unit Award Agreement.